Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited, a Netherlands Antilles corporation (the “Corporation”), hereby appoints Jean-Marc Perraud, Howard Guild and Ellen Summer, and each of them, the true and lawful attorney or attorneys of the undersigned with power to act with or without the others, and with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more registration statements (whether on Form S-3 or such other form as may be required) and any and all amendments (including post-effective amendments) or supplements thereto as may be necessary or appropriate, and any and all exhibits and other documents relating to said registration statements or amendments, with respect to the resale of shares of the Corporation’s common stock, par value $0.01 per share, issued or to be issued in connection with the acquisition of PetroAlliance Services Company Limited. Said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever necessary or desirable to be done, as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys.

/s/ Andrew Gould	/s/ Michael E. Marks
Andrew Gould Director Chairman and Chief Executive Officer Dated: April 20, 2006	Michael E. Marks Director Dated: April 20, 2006

/s/ John Deutch	/s/ Didier Primat
John Deutch Director Dated: April 20, 2006	Didier Primat Director Dated: April 20, 2006

/s/ Jamie S. Gorelick	/s/ Tore I. Sandvold
Jamie S. Gorelick Director Dated: April 20, 2006	Tore I. Sandvold Director Dated: April 20, 2006

/s/ Tony Isaac	/s/ Nicolas Seydoux
Tony Isaac Director Dated: April 20, 2006	Nicolas Seydoux Director Dated: April 20, 2006

/s/ Adrian Lajous	/s/ Linda G. Stuntz
Adrian Lajous Director Dated: April 20, 2006	Linda G. Stuntz Director Dated: April 20, 2006

/s/ André Lévy-Lang	/s/ Rana Talwar
André Lévy-Lang Director Dated: April 20, 2006	Rana Talwar Director Dated: April 20, 2006